UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 15, 2025

Commission file number: 000-03134
PARK-OHIO HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Ohio			34-1867219
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

6065 Parkland Boulevard,	Cleveland,	Ohio	44124
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	PKOH	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Park-Ohio Holdings Corp. (the “Company”) held its Annual Meeting of Shareholders on May 15, 2025. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders are set forth below.

Proposal 1. The shareholders elected Edward F. Crawford, John D. Grampa and Steven H. Rosen as directors of the Company to serve until the 2028 Annual Meeting of Shareholders. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Edward F. Crawford	10,667,261	920,491	696,205
John D. Grampa	10,732,970	854,782	696,205
Steven H. Rosen	10,301,516	1,286,236	696,205

Proposal 2. The shareholders approved the Amendment and Restatement of the Park-Ohio Holdings Corp. 2021 Equity and Incentive Compensation Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
9,509,137	2,049,559	29,056	696,205

Proposal 3. The shareholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2025. The voting results were as follows:

For	Against	Abstain
12,154,280	128,764	913

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated:	May 15, 2025	/s/ Robert D. Vilsack
Robert D. Vilsack
Chief Legal and Administrative Officer, Corporate Secretary

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